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                                                                    EXHIBIT 23.1



                       Consent of Independent Accountants

        We hereby consent to the incorporation by reference in this Amendment No. 2 to the Registration Statement on Form S-3 (333-101258) of Inktomi Corporation of our report dated October 23, 2002 (except as to recently issued accounting pronouncements in Note 2, discontinued operations in Note 3, and subsequent events listed in Note 1 and 19, which are as of December 27, 2002), relating to the consolidated financial statements, which appears in Inktomi's Current Report on Form 8-K filed February 26, 2003. We also consent to the incorporation by reference of our report dated October 23, 2002 (except as to recently issued accounting pronouncements in Note 2 and as to the subsequent events listed in Note 19 which are as of December 27, 2002) relating to the financial statement schedule, which appears in Inktomi's Annual Report on Form 10-K for the year ended September 30, 2002. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

San Jose, California
February 27, 2003